Exhibit 99.1
FOR IMMEDIATE RELEASE

Red River Bancshares, Inc. Reports Second Quarter 2022 Financial Results
ALEXANDRIA, Louisiana, July 29, 2022 (GLOBE NEWSWIRE) -- Red River Bancshares, Inc. (the “Company”) (Nasdaq: RRBI), the holding company for Red River Bank (the “Bank”), announced today its unaudited financial results for the second quarter of 2022.
Net income for the second quarter of 2022 was $9.1 million, or $1.27 per diluted common share (“EPS”), an increase of $1.8 million, or 23.7%, compared to $7.4 million, or $1.03 EPS, for the first quarter of 2022. For the second quarter of 2022, the return on assets was 1.15%, and the return on equity was 14.30%.
Net income for the six months ended June 30, 2022, was $16.5 million, or $2.30 EPS, an increase of $235,000, or 1.4%, compared to $16.3 million, or $2.22 EPS, for the six months ended June 30, 2021. For the six months ended June 30, 2022, the return on assets was 1.04%, and the return on equity was 12.17%.
Second Quarter 2022 Performance and Operational Highlights
The second quarter of 2022 financial results included record-high quarterly net income and an improved net interest margin fully tax equivalent (“FTE”). Our balance sheet reflects solid loan growth, a slight decrease in deposits and assets, and strategic changes to the securities portfolio. We also continued to execute our organic expansion plan in the Acadiana and New Orleans markets.
•Net income for the second quarter of 2022 was $9.1 million, which was $1.8 million higher than the prior quarter, mainly due to a $2.4 million increase in net interest income.
•Net interest income and net interest margin FTE increased in the second quarter of 2022 compared to the prior quarter. Net interest income for the second quarter of 2022 was $21.1 million, compared to $18.7 million for the prior quarter. Net interest margin FTE was 2.75% for the second quarter of 2022, compared to 2.46% for the prior quarter. These increases were a result of an improved asset mix, combined with the impact of a higher interest rate environment, partially offset by lower Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loan income.
•As of June 30, 2022, assets were $3.12 billion, a decrease of $91.3 million from March 31, 2022. The decrease in assets was mainly due to a $77.5 million decrease in deposits as a result of expected customer deposit account activity.
•Red River Bank is participating in the SBA PPP. As of June 30, 2022, PPP loans were $1.3 million, net of $30,000 of deferred income, or 0.1% of loans held for investment (“HFI”). PPP loan income decreased in the second quarter of 2022 due to lower PPP loan balances. PPP loan income for the second quarter of 2022 was $150,000, compared to $485,000 for the prior quarter.
•As of June 30, 2022, non-PPP loans HFI (non-GAAP) were $1.84 billion,(1) an increase of $105.6 million, or 6.1%, from March 31, 2022. The growth in non-PPP loans HFI was primarily a result of increased loan activity in all markets.
•As of June 30, 2022, total securities were $810.7 million, or 26.0% of assets, compared to $818.3 million, or 25.5% of assets, as of March 31, 2022. While the quarter-end balances for securities were fairly consistent, we restructured the securities portfolio during the first and second quarters of 2022, which resulted in higher interest income, an improved securities yield, and a loss on the sale of securities in the second quarter of 2022. Interest income on securities increased $715,000 to $3.7 million for the second quarter of 2022.
•During the second quarter of 2022, management reclassified 20.5% of the securities portfolio from available-for-sale (“AFS”) to held-to-maturity (“HTM”).
•Equity securities were an investment in a Community Reinvestment Act (“CRA”) mutual fund, consisting primarily of bonds. The mutual fund had a loss of $82,000 in the second quarter of 2022, compared to a loss of $365,000 in the first quarter of 2022. In April 2022, we liquidated all shares invested in the mutual fund.
•Nonperforming assets (“NPA(s)”) were $971,000, or 0.03% of assets, as of June 30, 2022. As of June 30, 2022, the allowance for loan losses (“ALL”) was $19.4 million, or 1.05% of loans HFI.
•We paid a quarterly cash dividend of $0.07 per common share.
•We did not repurchase any shares through our stock repurchase program in the second quarter of 2022.
•In the second quarter of 2022, we continued implementing our organic expansion plan. In our Acadiana market, we held a grand opening ceremony for the Red River Bank full-service banking center in Lafayette, Louisiana, which began operations in January 2022. Also in Lafayette, we relocated the staff and services from the Lafayette loan and deposit production office (“LDPO”) to the new banking center and closed the LDPO. In the New Orleans market, we remodeled and received regulatory approval on a leased banking center location in downtown New Orleans, which we expect to open as the Bank’s first full-service banking center in New Orleans in the third quarter of 2022.
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(1) Non-GAAP financial measure. Calculations of this measure and reconciliations to GAAP are included in the schedules accompanying this release.

Blake Chatelain, President and Chief Executive Officer, stated, “In the second quarter of 2022, solid loan growth and the higher interest rate environment resulted in higher earnings. We continued to execute our organic expansion plans as we invest for future growth opportunities and to take advantage of market opportunities.
“We were pleased with the 6.1% increase in non-PPP loans, which was a result of calling efforts by lenders and increased loan activity in all of our markets. As we expected, some customers adjusted their deposit balances, which had accumulated over the past few years. As a result of the higher interest rate environment and having an asset sensitive balance sheet, net interest income improved in the second quarter of 2022.
“Our expansion into the Acadiana and New Orleans markets is proceeding very well. Both of these markets are experiencing changes in the competitive banking landscape, and we are seeing an increasing number of new opportunities to expand our customer base and market share. The grand opening ceremony for our new Pinhook Banking Center in Lafayette, Louisiana, was well attended by local residents and dignitaries and resulted in positive comments by all. Due to having available space in the new Pinhook Banking Center, we relocated the Bank’s Lafayette LDPO team and closed the LDPO. This move will allow us to expand our services, improve efficiency, and reduce costs. In the New Orleans market, our new leased banking center location in the Central Business District on Baronne Street has been remodeled and given the ‘Red River Bank’ look and feel. We are looking forward to opening it in the third quarter of 2022 as our first full-service banking location in New Orleans and to welcoming new customers to Red River Bank.
“There was a large shift in the economic environment in the second quarter of 2022. Inflation and higher interest rates are impacting our customers and markets. Many of our customers are continuing to report challenges due to supply chain problems, labor issues, and changing behaviors by their customers. We are mindful of these challenges and are monitoring the economy, our markets, and our customers closely and adjusting our strategies and activities as needed.”
Net Interest Income and Net Interest Margin FTE
Net interest income and net interest margin FTE for the second quarter of 2022 were positively impacted by the Federal Open Market Committee (“FOMC”) increasing the target federal funds rate by 25 basis points (“bp(s)”) on March 16, 2022, 50 bps on May 4, 2022, and 75 bps on June 15, 2022. Increased loan activity in the second quarter of 2022 also increased net interest income and the net interest margin FTE.
Net interest income for the second quarter of 2022 was $21.1 million, which was $2.4 million, or 12.9%, higher than the first quarter of 2022, due to a $2.5 million increase in interest and dividend income, partially offset by a $68,000 increase in interest expense. The increase in interest and dividend income was primarily due to an increase in non-PPP loan income, an increase in taxable securities income, and an increase in income on short-term liquid assets, partially offset by a decrease in PPP loan income. Non-PPP loan income increased $1.6 million due to a $112.7 million increase in the average balance of non-PPP loans and higher rates on new and renewed non-PPP loans when compared to the prior quarter. Taxable securities income increased $736,000 during the second quarter as the average balance of taxable securities increased due to our deployment of lower-yielding short-term liquid assets into higher-yielding taxable securities during the first half of the year. Income on short-term liquid assets increased $511,000 due to the FOMC’s increases to the target federal funds rate. PPP loan income decreased $335,000 due to lower average PPP loans outstanding and lower fees recognized to income on PPP loans. Interest expense increased in the second quarter of 2022 as a result of an increase in the rates on interest-bearing transaction deposits.
The net interest margin FTE increased 29 bps to 2.75% for the second quarter of 2022, compared to 2.46% for the prior quarter. This increase was driven primarily by an improved asset mix and the higher interest rate environment in the second quarter of 2022. The yield on non-PPP loans increased seven bps driven by higher rates on new and renewed loans. The yield on taxable securities increased 17 bps, and the yield on short-term liquid assets increased 60 bps due to the higher interest rate environment.
Average PPP loans outstanding, net of deferred income, for the second quarter of 2022 were $4.2 million, which was $6.9 million lower than the prior quarter. During the second quarter, we received $5.2 million in SBA forgiveness and borrower repayments on PPP loans, compared to $11.6 million in the prior quarter. PPP loans have a 1.0% interest rate, and PPP loan origination fees are recorded to interest income over the loan term, or until the loans are forgiven by the SBA or repaid by the borrower. When PPP loan forgiveness payments or borrower payments are received in full, the remaining portion of origination fees are recorded to income. For the second quarter of 2022, PPP loan interest and fees totaled $150,000, resulting in a 14.30% yield, compared to $485,000 in interest and fees and a 17.77% yield for the prior quarter. The decrease in PPP loan income and yield was primarily due to a lower amount of PPP loans forgiven by the SBA in the second quarter of 2022 compared to the first quarter of 2022. As of June 30, 2022, deferred PPP fees were $30,000.
Excluding PPP loan income, net interest income (non-GAAP) for the second quarter of 2022 was $21.0 million,(1) which was $2.8 million, or 15.1%, higher than the first quarter of 2022. Also, with PPP loans excluded for the second quarter of 2022, the yield on non-PPP loans (non-GAAP) was 3.95%,(1) and the net interest margin FTE (non-GAAP) was 2.73%(1). For the second quarter of 2022, PPP loans had a two bp accretive impact to the yield on loans and a two bp accretive impact to the net interest margin FTE.
The FOMC is expected to raise the target federal funds rate several more times in 2022. Our balance sheet is asset sensitive, and historically, our deposit interest rates have adjusted more slowly than the change in the federal funds rate. As of June 30, 2022, floating rate loans were 14.4% of loans HFI, and floating rate transaction deposits were 4.3% of interest-bearing transaction
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(1) Non-GAAP financial measure. Calculations of this measure and reconciliations to GAAP are included in the schedules accompanying this release.

deposits. Depending on balance sheet activity and excluding PPP loans, we expect an increasing interest rate environment to positively impact our net interest income and net interest margin FTE in 2022.
Provision for Loan Losses
The provision for loan losses for the second quarter of 2022 was $250,000, which was $100,000 higher than $150,000 for the prior quarter. This increase was due to potential economic challenges resulting from the current inflationary environment, changing monetary policy, and loan growth. We will continue to evaluate future provision needs in relation to current economic situations, loan growth, and trends in asset quality.
Noninterest Income
Noninterest income totaled $4.9 million for the second quarter of 2022, an increase of $458,000, or 10.4%, compared to $4.4 million for the previous quarter. The increase was mainly due to a decreased loss on equity securities, higher SBIC income, debit card income, net, brokerage income, and service charges on deposit accounts, partially offset by lower mortgage loan income and a loss on the sale and call of securities.
Equity securities were an investment in a CRA mutual fund consisting primarily of bonds. The gain or loss on equity securities is a fair value adjustment primarily driven by changes in the interest rate environment. The mutual fund had a loss of $82,000 in the second quarter of 2022, compared to a loss of $365,000 for the first quarter of 2022. In April 2022, we liquidated all shares invested in the mutual fund.
SBIC income for the second quarter of 2022 was $151,000, an increase of $131,000, or 655.0%, from the prior quarter due to higher operating income being distributed by the SBIC for the second quarter of 2022.
Debit card income, net, totaled $1.1 million for the second quarter of 2022, an increase of $120,000, or 12.8%, from the prior quarter. This increase was primarily a result of an increase in the number of debit card transactions.
Brokerage income increased $115,000, or 14.8%, to $890,000 for the second quarter of 2022, compared to $775,000 for the previous quarter. This increase was due to sales activity and additional funds invested by existing clients in the second quarter. Assets under management were $789.2 million as of June 30, 2022.
Service charges on deposit accounts totaled $1.4 million for the second quarter of 2022, an increase of $102,000, or 7.8%, compared to the prior quarter. This increase was mainly due to a larger number of non-sufficient fund transactions and related fee income in the second quarter of 2022.
Mortgage loan income for the second quarter of 2022 was $892,000, a decrease of $235,000, or 20.9%, compared to $1.1 million from the previous quarter. This decrease was primarily driven by reduced purchase and refinancing activity due to higher mortgage interest rates, as well as limited housing stock available for purchase.
The loss on the sale and call of securities was $114,000 for the second quarter of 2022 as a result of portfolio restructuring transactions. In the first quarter of 2022, the gain on the sale and call of securities was $39,000 as a result of municipal securities being called.
Operating Expenses
Operating expenses for the second quarter of 2022 totaled $14.5 million, an increase of $409,000, or 2.9%, compared to $14.1 million for the previous quarter. This increase was mainly due to higher data processing expense, personnel expenses, and loan and deposit expenses, partially offset by lower occupancy and equipment expenses.
Data processing expense totaled $564,000 for the second quarter of 2022, up $248,000, or 78.5%, from the previous quarter. This increase was primarily attributed to receipt of a $230,000 periodic refund from our data processing center in the first quarter of 2022.
Personnel expenses totaled $8.6 million for the second quarter of 2022, up $122,000, or 1.4%, from the previous quarter. This increase was primarily due to annual merit increases effective April 2022.
Loan and deposit expenses totaled $185,000 for the second quarter of 2022, up $55,000, or 42.3%, from the previous quarter. This increase was primarily due to receipt of a $122,000 negotiated, variable rebate from a vendor in the first quarter of 2022.
Occupancy and equipment expenses totaled $1.5 million for the second quarter of 2022, down $19,000, or 1.3%, from the previous quarter. This decrease was primarily due to $124,000 of nonrecurring expenses in the first quarter of 2022 related to opening new locations in our expansion markets, partially offset by higher, normal recurring expenses in the second quarter of 2022 related to these new locations.
Asset Overview
As of June 30, 2022, assets totaled $3.12 billion, which was $91.3 million, or 2.8%, lower than $3.21 billion as of March 31, 2022. This decrease was primarily due to a $77.5 million decrease in deposits in the second quarter. During the second quarter of 2022, interest-bearing deposits in other banks decreased $189.9 million, or 37.5%, to $317.1 million and were 10.2% of assets as of June 30, 2022. Total securities decreased $7.6 million, or 0.9%, to $810.7 million, which included various restructuring transactions in the
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(1) Non-GAAP financial measure. Calculations of this measure and reconciliations to GAAP are included in the schedules accompanying this release.

second quarter, and were 26.0% of assets as of June 30, 2022. Loans HFI increased $100.6 million, or 5.8%, compared to the prior quarter due to increased loan demand. The loans HFI to deposits ratio was 64.61% as of June 30, 2022, compared to 59.47% as of March 31, 2022.
Securities
Total securities as of June 30, 2022, were $810.7 million, a decrease of $7.6 million, or 0.9%, from March 31, 2022. During the second quarter of 2022, we made strategic changes to the securities portfolio. We completed various restructuring transactions on securities AFS, which resulted in higher interest income, improved yield, and a loss on the sale of securities.
In the second quarter of 2022, we reclassified $166.3 million, net of $17.9 million of unrealized loss, or 20.5% of the securities portfolio from AFS to HTM. As of June 30, 2022, securities HTM totaled $159.6 million.
Securities AFS totaled $651.1 million, net of $63.7 million of unrealized loss, as of June 30, 2022, compared to $810.8 million, net of $55.5 million of unrealized loss as of March 31, 2022.
Equity securities were an investment in a CRA mutual fund, consisting primarily of bonds, which totaled $7.5 million as of March 31, 2022. In April 2022, we liquidated all shares invested in this fund.
Loans
Loans HFI as of June 30, 2022, totaled $1.84 billion, an increase of $100.6 million, or 5.8%, from March 31, 2022. As of June 30, 2022, non-PPP loans HFI (non-GAAP) totaled $1.84 billion,(1) an increase of $105.6 million, or 6.1%, from March 31, 2022, due to increased loan activity across the state.
Red River Bank is participating in the SBA PPP. Through June 30, 2022, we had received SBA forgiveness and borrower payments on 99.9% of the PPP loans originated. As of June 30, 2022, PPP loans totaled $1.3 million, net of $30,000 of deferred income, and were 0.1% of loans HFI.
Health care loans are our largest industry concentration and are made up of a diversified portfolio of health care providers. As of June 30, 2022, total health care loans were 8.0% of non-PPP loans HFI (non-GAAP). Within the health care sector, loans to physician and dental practices were 4.0% of non-PPP loans HFI (non-GAAP), and loans to nursing and residential care facilities were 3.9% of non-PPP loans HFI (non-GAAP). The average health care loan size was $323,000 as of June 30, 2022.
On March 5, 2021, it was announced that certain U.S. Dollar London Interbank Offered Rate (“LIBOR”) rates would cease to be published after June 30, 2023. As of June 30, 2022, 2.3% of our non-PPP loans HFI (non-GAAP) were LIBOR-based with a setting that expires June 30, 2023. Alternative rate language is present in each credit agreement with a LIBOR-based rate. We do not anticipate any issues with transitioning each loan to a non-LIBOR-based rate.
Asset Quality and Allowance for Loan Losses
NPAs totaled $971,000 as of June 30, 2022, down $2,000, or 0.2%, from March 31, 2022, primarily due to payments on nonaccrual loans. The ratio of NPAs to total assets was 0.03% as of June 30, 2022 and March 31, 2022.
As of June 30, 2022, the ALL was $19.4 million. The ratio of ALL to loans HFI was 1.05% as of June 30, 2022, and 1.11% as of March 31, 2022. The net charge-offs to average loans ratio was 0.01% for the second quarter of 2022 and 0.00% for the first quarter of 2022.
As a Securities and Exchange Commission (“SEC”) registrant with smaller reporting company filing status as determined on June 30, 2019, the current expected credit loss methodology (“CECL”) is effective for us on January 1, 2023. Based upon our preliminary CECL analysis as of June 30, 2022, we expect the adoption of CECL will result in a combined 1.0% to 5.0% increase in our allowance for credit losses and allowance for unfunded commitments.
Deposits
Deposits as of June 30, 2022, were $2.85 billion, a decrease of $77.5 million, or 2.6%, compared to March 31, 2022. This decrease was primarily a result of expected customer deposit account activity. Average deposits for the second quarter of 2022 were $2.91 billion, an increase of $9.4 million, or 0.3%, from the prior quarter. Noninterest-bearing deposits totaled $1.18 billion as of June 30, 2022, up $645,000, or 0.1%, from March 31, 2022. As of June 30, 2022, noninterest-bearing deposits were 41.46% of total deposits. Interest-bearing deposits totaled $1.67 billion as of June 30, 2022, down $78.2 million, or 4.5%, compared to March 31, 2022.
Stockholders’ Equity
Total stockholders’ equity as of June 30, 2022, was $253.6 million compared to $264.9 million as of March 31, 2022. The $11.3 million, or 4.3%, decrease in stockholders’ equity during the second quarter of 2022 was attributed to a $20.0 million, net of tax, adjustment to accumulated other comprehensive income related to securities, $503,000 in cash dividends, partially offset by $9.1 million of net income and $63,000 of stock compensation. We paid a quarterly cash dividend of $0.07 per share on June 23, 2022.
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(1) Non-GAAP financial measure. Calculations of this measure and reconciliations to GAAP are included in the schedules accompanying this release.

Non-GAAP Disclosure
Our accounting and reporting policies conform to United States generally accepted accounting principles (“GAAP”) and the prevailing practices in the banking industry. Certain financial measures used by management to evaluate our operating performance are discussed as supplemental non-GAAP performance measures. In accordance with the SEC’s rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the U.S.
Management and the board of directors review tangible book value per share, tangible common equity to tangible assets, realized book value per share, and PPP-adjusted metrics as part of managing operating performance. However, these non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner that we calculate the non-GAAP financial measures that are discussed may differ from that of other companies reporting measures with similar names. It is important to understand how such other banking organizations calculate and name their financial measures similar to the non-GAAP financial measures discussed by us when comparing such non-GAAP financial measures.
A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included within the following financial statement tables.
About Red River Bancshares, Inc.
The Company is the bank holding company for Red River Bank, a Louisiana state-chartered bank established in 1999 that provides a fully integrated suite of banking products and services tailored to the needs of commercial and retail customers. Red River Bank operates from a network of 27 banking centers throughout Louisiana and one combined LDPO in New Orleans, Louisiana. Banking centers are located in the following Louisiana markets: Central, which includes the Alexandria metropolitan statistical area (“MSA”); Northwest, which includes the Shreveport-Bossier City MSA; Capital, which includes the Baton Rouge MSA; Southwest, which includes the Lake Charles MSA; the Northshore, which includes Covington; and Acadiana, which includes the Lafayette MSA.
Forward-Looking Statements
Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q, and in other documents that we file with the SEC from time to time. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this news release are qualified in their entirety by this cautionary statement.
Contact:
Isabel V. Carriere, CPA, CGMA
Executive Vice President and Chief Financial Officer
318-561-4023
icarriere@redriverbank.net

FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and for the Three Months Ended			As of and for the Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Income	$9,147	$7,392	$8,239	$16,539	$16,304

Per Common Share Data:
Earnings per share, basic	$1.27	$1.03	$1.13	$2.30	$2.23
Earnings per share, diluted	$1.27	$1.03	$1.13	$2.30	$2.22
Book value per share	$35.34	$36.91	$40.21	$35.34	$40.21
Tangible book value per share(1)	$35.12	$36.69	$40.00	$35.12	$40.00
Realized book value per share(1)	$44.23	$43.02	$40.06	$44.23	$40.06
Cash dividends per share	$0.07	$0.07	$0.07	$0.14	$0.14
Shares outstanding	7,176,365	7,176,365	7,284,994	7,176,365	7,284,994
Weighted average shares outstanding, basic	7,176,365	7,179,624	7,300,040	7,177,986	7,308,968
Weighted average shares outstanding, diluted	7,196,643	7,198,616	7,319,351	7,198,624	7,328,510

Summary Performance Ratios:
Return on average assets	1.15%	0.93%	1.15%	1.04%	1.18%
Return on average equity	14.30%	10.27%	11.41%	12.17%	11.38%
Net interest margin	2.70%	2.41%	2.48%	2.55%	2.58%
Net interest margin FTE	2.75%	2.46%	2.54%	2.61%	2.64%
Efficiency ratio	55.64%	60.80%	56.62%	58.07%	55.30%
Loans HFI to deposits ratio	64.61%	59.47%	62.28%	64.61%	62.28%
Noninterest-bearing deposits to deposits ratio	41.46%	40.34%	40.14%	41.46%	40.14%
Noninterest income to average assets	0.61%	0.56%	0.90%	0.58%	0.95%
Operating expense to average assets	1.82%	1.77%	1.88%	1.80%	1.92%

Summary Credit Quality Ratios:
Nonperforming assets to total assets	0.03%	0.03%	0.11%	0.03%	0.11%
Nonperforming loans to loans HFI	0.02%	0.02%	0.13%	0.02%	0.13%
Allowance for loan losses to loans HFI	1.05%	1.11%	1.22%	1.05%	1.22%
Net charge-offs to average loans	0.01%	0.00%	0.01%	0.01%	0.01%

Capital Ratios:
Total stockholders’ equity to total assets	8.13%	8.25%	10.18%	8.13%	10.18%
Tangible common equity to tangible assets(1)	8.08%	8.20%	10.13%	8.08%	10.13%
Total risk-based capital to risk-weighted assets	16.89%	17.28%	19.10%	16.89%	19.10%
Tier 1 risk-based capital to risk-weighted assets	15.92%	16.26%	17.90%	15.92%	17.90%
Common equity Tier 1 capital to risk-weighted assets	15.92%	16.26%	17.90%	15.92%	17.90%
Tier 1 risk-based capital to average assets	9.73%	9.51%	10.13%	9.73%	10.13%
(1)Non-GAAP financial measure. Calculations of this measure and reconciliations to GAAP are included in the schedules accompanying this release.

RED RIVER BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ASSETS
Cash and due from banks	$39,339	$40,137	$23,143	$36,614	$33,728
Interest-bearing deposits in other banks	317,061	506,982	761,721	693,950	633,744
Securities available-for-sale, at fair value	651,125	810,804	659,178	568,199	512,012
Securities held-to-maturity, at amortized cost	159,562	—	—	—	—
Equity securities, at fair value	—	7,481	7,846	7,920	3,961
Nonmarketable equity securities	3,452	3,451	3,450	3,449	3,449
Loans held for sale	4,524	6,641	4,290	8,782	12,291
Loans held for investment	1,841,585	1,741,026	1,683,832	1,622,593	1,600,388
Allowance for loan losses	(19,395)	(19,244)	(19,176)	(19,168)	(19,460)
Premises and equipment, net	52,172	50,605	48,056	47,432	47,414
Accrued interest receivable	7,356	6,654	6,245	5,927	6,039
Bank-owned life insurance	28,413	28,233	28,061	27,886	27,710
Intangible assets	1,546	1,546	1,546	1,546	1,546
Right-of-use assets	4,385	4,506	3,743	3,847	3,950
Other assets	29,988	23,638	12,775	11,807	11,704
Total Assets	$3,121,113	$3,212,460	$3,224,710	$3,020,784	$2,878,476

LIABILITIES
Noninterest-bearing deposits	$1,181,781	$1,181,136	$1,149,672	$1,143,693	$1,031,486
Interest-bearing deposits	1,668,414	1,746,592	1,760,676	1,560,890	1,538,113
Total Deposits	2,850,195	2,927,728	2,910,348	2,704,583	2,569,599
Accrued interest payable	1,176	1,329	1,310	1,340	1,432
Lease liabilities	4,494	4,610	3,842	3,943	4,042
Accrued expenses and other liabilities	11,652	13,919	11,060	12,230	10,479
Total Liabilities	2,867,517	2,947,586	2,926,560	2,722,096	2,585,552
COMMITMENTS AND CONTINGENCIES	—	—	—	—	—
STOCKHOLDERS’ EQUITY
Preferred stock, no par value	—	—	—	—	—
Common stock, no par value	60,050	60,050	60,233	65,130	65,934
Additional paid-in capital	1,940	1,877	1,814	1,751	1,692
Retained earnings	255,410	246,766	239,876	231,868	224,240
Accumulated other comprehensive income (loss)	(63,804)	(43,819)	(3,773)	(61)	1,058
Total Stockholders’ Equity	253,596	264,874	298,150	298,688	292,924
Total Liabilities and Stockholders’ Equity	$3,121,113	$3,212,460	$3,224,710	$3,020,784	$2,878,476

RED RIVER BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Three Months Ended			For the Six Months Ended
(in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$18,032	$16,770	$16,351	$34,802	$33,517
Interest on securities	3,677	2,962	2,138	6,639	4,027
Interest on federal funds sold	116	25	25	141	47
Interest on deposits in other banks	671	251	129	922	229
Dividends on stock	2	1	1	3	2
Total Interest and Dividend Income	22,498	20,009	18,644	42,507	37,822
INTEREST EXPENSE
Interest on deposits	1,349	1,281	1,397	2,630	2,984
Total Interest Expense	1,349	1,281	1,397	2,630	2,984
Net Interest Income	21,149	18,728	17,247	39,877	34,838
Provision for loan losses	250	150	150	400	1,600
Net Interest Income After Provision for Loan Losses	20,899	18,578	17,097	39,477	33,238
NONINTEREST INCOME
Service charges on deposit accounts	1,410	1,308	1,140	2,718	2,199
Debit card income, net	1,056	936	1,204	1,992	2,250
Mortgage loan income	892	1,127	2,357	2,018	5,239
Brokerage income	890	775	806	1,666	1,640
Loan and deposit income	410	371	395	781	868
Bank-owned life insurance income	180	172	164	352	297
Gain (Loss) on equity securities	(82)	(365)	11	(447)	(59)
Gain (Loss) on sale and call of securities	(114)	39	34	(75)	193
SBIC income	151	20	239	171	480
Other income (loss)	67	19	53	86	71
Total Noninterest Income	4,860	4,402	6,403	9,262	13,178
OPERATING EXPENSES
Personnel expenses	8,574	8,452	8,110	17,026	16,131
Occupancy and equipment expenses	1,473	1,492	1,329	2,965	2,608
Technology expenses	695	771	744	1,466	1,408
Advertising	306	219	226	526	409
Other business development expenses	340	303	307	642	607
Data processing expense	564	316	532	880	917
Other taxes	647	636	532	1,283	1,057
Loan and deposit expenses	185	130	193	315	448
Legal and professional expenses	475	418	368	893	737
Regulatory assessment expenses	251	250	213	501	414
Other operating expenses	961	1,075	838	2,036	1,819
Total Operating Expenses	14,471	14,062	13,392	28,533	26,555
Income Before Income Tax Expense	11,288	8,918	10,108	20,206	19,861
Income tax expense	2,141	1,526	1,869	3,667	3,557
Net Income	$9,147	$7,392	$8,239	$16,539	$16,304

RED RIVER BANCSHARES, INC.
NET INTEREST INCOME AND NET INTEREST MARGIN (UNAUDITED)

	For the Three Months Ended
	June 30, 2022			March 31, 2022
(dollars in thousands)	Average Balance Outstanding	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance Outstanding	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans(1,2)	$1,796,322	$18,032	3.97%	$1,690,445	$16,770	3.97%
Securities - taxable	690,772	2,615	1.52%	556,648	1,879	1.35%
Securities - tax-exempt	211,672	1,062	2.01%	215,360	1,083	2.01%
Federal funds sold	53,216	116	0.86%	53,249	25	0.19%
Interest-bearing balances due from banks	351,092	671	0.76%	589,794	251	0.17%
Nonmarketable equity securities	3,451	2	0.22%	3,450	1	0.10%
Total interest-earning assets	3,106,525	$22,498	2.87%	3,108,946	$20,009	2.58%
Allowance for loan losses	(19,293)			(19,203)
Noninterest-earning assets	99,687			124,258
Total assets	$3,186,919			$3,214,001
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction deposits	$1,410,270	$547	0.16%	$1,418,583	$455	0.13%
Time deposits	328,420	802	0.98%	332,585	826	1.01%
Total interest-bearing deposits	1,738,690	1,349	0.31%	1,751,168	1,281	0.30%
Other borrowings	—	—	—%	—	—	—%
Total interest-bearing liabilities	1,738,690	$1,349	0.31%	1,751,168	$1,281	0.30%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,175,251			1,153,377
Accrued interest and other liabilities	16,459			17,514
Total noninterest-bearing liabilities	1,191,710			1,170,891
Stockholders’ equity	256,519			291,942
Total liabilities and stockholders’ equity	$3,186,919			$3,214,001
Net interest income		$21,149			$18,728
Net interest spread			2.56%			2.28%
Net interest margin			2.70%			2.41%
Net interest margin FTE(3)			2.75%			2.46%
Cost of deposits			0.19%			0.18%
Cost of funds			0.17%			0.17%
(1)Includes average outstanding balances of loans held for sale of $3.8 million and $4.3 million for the three months ended June 30, 2022 and March 31, 2022, respectively.
(2)Nonaccrual loans are included as loans carrying a zero yield.
(3)Net interest margin FTE includes an FTE adjustment using a 21.0% federal income tax rate on tax-exempt securities and tax-exempt loans.

RED RIVER BANCSHARES, INC.
LOAN INTEREST INCOME AND NET INTEREST RATIOS EXCLUDING PPP LOANS (NON-GAAP) (UNAUDITED)

The following table presents interest income for total loans, PPP loans, and total non-PPP loans (non-GAAP), as well as net interest income and net interest ratios excluding PPP loans (non-GAAP) for the three months ended June 30, 2022 and March 31, 2022.

	For the Three Months Ended
	June 30, 2022			March 31, 2022
(dollars in thousands)	Average Balance Outstanding	Interest/Fees Earned	Average Yield	Average Balance Outstanding	Interest/Fees Earned	Average Yield
Loans(1,2)	$1,796,322	$18,032	3.97%	$1,690,445	$16,770	3.97%
Less: PPP loans, net
Average	4,202			11,061
Interest		11			28
Fees		139			457
Total PPP loans, net	4,202	150	14.30%	11,061	485	17.77%
Non-PPP loans (non-GAAP)(3)	$1,792,120	$17,882	3.95%	$1,679,384	$16,285	3.88%

Net interest income, excluding PPP loan income (non-GAAP)
Net interest income		$21,149			$18,728
PPP loan income		(150)			(485)
Net interest income, excluding PPP loan income (non-GAAP)(3)		$20,999			$18,243

Ratios excluding PPP loans, net (non-GAAP)(3)
Net interest spread			2.55%			2.22%
Net interest margin			2.68%			2.35%
Net interest margin FTE(4)			2.73%			2.41%
(1)Includes average outstanding balances of loans held for sale of $3.8 million and $4.3 million for the three months ended June 30, 2022 and March 31, 2022, respectively.
(2)Nonaccrual loans are included as loans carrying a zero yield.
(3)Non-GAAP financial measure. Calculations of this measure and reconciliations to GAAP are included in the schedules accompanying this release.
(4)Net interest margin FTE includes an FTE adjustment using a 21.0% federal income tax rate on tax-exempt securities and tax-exempt loans.

RED RIVER BANCSHARES, INC.
NET INTEREST INCOME AND NET INTEREST MARGIN (UNAUDITED)

	For the Six Months Ended June 30,
	2022			2021
(dollars in thousands)	Average Balance Outstanding	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance Outstanding	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans(1,2)	$1,743,676	$34,802	3.97%	$1,606,094	$33,517	4.16%
Securities - taxable	624,081	4,494	1.44%	307,329	1,963	1.28%
Securities - tax-exempt	213,506	2,145	2.01%	197,782	2,064	2.09%
Federal funds sold	53,232	141	0.53%	80,118	47	0.12%
Interest-bearing balances due from banks	469,784	922	0.39%	491,342	229	0.09%
Nonmarketable equity securities	3,450	3	0.16%	3,447	2	0.11%
Total interest-earning assets	$3,107,729	$42,507	2.72%	$2,686,112	$37,822	2.81%
Allowance for loan losses	(19,249)			(19,055)
Noninterest-earning assets	111,905			132,234
Total assets	$3,200,385			$2,799,291
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction deposits	$1,414,404	$1,002	0.14%	$1,160,251	$853	0.15%
Time deposits	330,491	1,628	0.99%	341,326	2,131	1.26%
Total interest-bearing deposits	1,744,895	2,630	0.30%	1,501,577	2,984	0.40%
Other borrowings	—	—	—%	—	—	—%
Total interest-bearing liabilities	1,744,895	$2,630	0.30%	1,501,577	$2,984	0.40%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,164,375			990,406
Accrued interest and other liabilities	16,983			17,708
Total noninterest-bearing liabilities	1,181,358			1,008,114
Stockholders’ equity	274,132			289,600
Total liabilities and stockholders’ equity	$3,200,385			$2,799,291
Net interest income		$39,877			$34,838
Net interest spread			2.42%			2.41%
Net interest margin			2.55%			2.58%
Net interest margin FTE(3)			2.61%			2.64%
Cost of deposits			0.18%			0.24%
Cost of funds			0.17%			0.22%
(1)Includes average outstanding balances of loans held for sale of $4.0 million and $10.5 million for the six months ended June 30, 2022 and 2021, respectively.
(2)Nonaccrual loans are included as loans carrying a zero yield.
(3)Net interest margin FTE includes an FTE adjustment using a 21.0% federal income tax rate on tax-exempt securities and tax-exempt loans.

RED RIVER BANCSHARES, INC.
LOAN INTEREST INCOME AND NET INTEREST RATIOS EXCLUDING PPP LOANS (NON-GAAP) (UNAUDITED)

The following table presents interest income for total loans, PPP loans, and total non-PPP loans (non-GAAP), as well as net interest income and net interest ratios excluding PPP loans (non-GAAP) for the six months ended June 30, 2022 and 2021.

	For the Six Months Ended June 30,
	2022			2021
(dollars in thousands)	Average Balance Outstanding	Interest/Fees Earned	Average Yield	Average Balance Outstanding	Interest/Fees Earned	Average Yield
Loans(1,2)	$1,743,676	$34,802	3.97%	$1,606,094	$33,517	4.16%
Less: PPP loans, net
Average	7,613			108,761
Interest		39			568
Fees		596			2,627
Total PPP loans, net	7,613	635	16.80%	108,761	3,195	5.92%
Non-PPP loans (non-GAAP)(3)	$1,736,063	$34,167	3.92%	$1,497,333	$30,322	4.03%

Ratios excluding PPP loans, net (non-GAAP)(3)
Net interest spread			2.39%			2.28%
Net interest margin			2.52%			2.44%
Net interest margin FTE(4)			2.57%			2.50%
(1)Includes average outstanding balances of loans held for sale of $4.0 million and $10.5 million for the six months ended June 30, 2022 and 2021, respectively.
(2)Nonaccrual loans are included as loans carrying a zero yield.
(3)Non-GAAP financial measure. Calculations of this measure and reconciliations to GAAP are included in the schedules accompanying this release.
(4)Net interest margin FTE includes an FTE adjustment using a 21.0% federal income tax rate on tax-exempt securities and tax-exempt loans.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(dollars in thousands, except per share data)	June 30, 2022	March 31, 2022	June 30, 2021
Tangible common equity
Total stockholders’ equity	$253,596	$264,874	$292,924
Adjustments:
Intangible assets	(1,546)	(1,546)	(1,546)
Total tangible common equity (non-GAAP)	$252,050	$263,328	$291,378
Realized common equity
Total stockholders’ equity	$253,596	$264,874	$292,924
Adjustments:
Accumulated other comprehensive (income) loss	63,804	43,819	(1,058)
Total realized common equity (non-GAAP)	$317,400	$308,693	$291,866
Common shares outstanding	7,176,365	7,176,365	7,284,994
Book value per share	$35.34	$36.91	$40.21
Tangible book value per share (non-GAAP)	$35.12	$36.69	$40.00
Realized book value per share (non-GAAP)	$44.23	$43.02	$40.06

Tangible assets
Total assets	$3,121,113	$3,212,460	$2,878,476
Adjustments:
Intangible assets	(1,546)	(1,546)	(1,546)
Total tangible assets (non-GAAP)	$3,119,567	$3,210,914	$2,876,930
Total stockholders’ equity to assets	8.13%	8.25%	10.18%
Tangible common equity to tangible assets (non-GAAP)	8.08%	8.20%	10.13%

Non-PPP loans HFI
Loans HFI	$1,841,585	$1,741,026	$1,600,388
Adjustments:
PPP loans, net	(1,349)	(6,397)	(82,972)
Non-PPP loans HFI (non-GAAP)	$1,840,236	$1,734,629	$1,517,416